Exhibit 99.1



April 2, 2010

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



                         TOFUTTI ANNOUNCES 2009 RESULTS

         Cranford, New Jersey -- April 2, 2010 -- TOFUTTI BRANDS INC. (NYSE AMEX
Symbol: TOF) issued its results for the fiscal year ended January 2, 2010 today.

Financial Highlights for the Year

     o Operating income increased to $835,000 in fiscal 2009 compared to $435,000 in fiscal 2008

     o Net income increased to $506,000 in fiscal 2009 compared to $217,000 in fiscal 2008

     o Revenues for the year were $18.6 million compared to $19.6 million for fiscal 2008

Net sales for the fiscal year ended January 2, 2010 were $18,617,000, a decrease of $992,000, or 5%, from the company's net sales of $19,609,000, for the fifty-two weeks ended December 27, 2008. The reduction in sales was caused by the general economic conditions and the discontinuance of a number of slower moving, less profitable products during 2009. Although the discontinuance of these slower moving items contributed to reduced sales in fiscal 2009, it also contributed to an improvement in our gross profit percentage for the year. The company's gross profit percentage increased to 30% in fiscal 2009 from 27% in fiscal 2009.

         For fiscal 2009, the company's income before income taxes increased to $835,000 from $435,000 in fiscal 2008. Net income for fiscal 2009 increased to $506,000 ($0.10 per share) compared to $217,000 ($0.04 per share) for fiscal 2008.

         "The last fiscal year was a difficult one for both our industry and our country. The entire frozen dessert industry was subject to significant price increases to certain key ingredients and packaging, due mainly to supply shortages as a result of political events in certain foreign countries, the general economic situation here in the United States and the fluctuating cost of petroleum, from which a number of our packaging items are produced. Despite the poor economic conditions and overall decrease in sales of frozen desserts, we were able to maintain our sales levels, when taking into account our decision to continue to shed slower moving, less profitable products and were able to improve our operating metrics and achieve a higher net income. We were also able to increase on cash position in order to provide us with adequate working capital in this difficult economic climate. Based on our improved operating results, we continue to believe that the business plan we formulated two years ago, to concentrate on our core business of non-dairy frozen desserts and soy-cheese products, will drive the growth in our sales and operating income," said David Mintz, the Company's Chairman and CEO.

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K.

                               TOFUTTI BRANDS INC.
                               -------------------
                              Statements of Income
                              --------------------
                    (in thousands, except per share figures)


                                            Fiscal Year          Fiscal Year
                                               ended                ended
                                          January 2, 2010     December 27, 2008
                                          ---------------     -----------------


Net sales.............................      $18,617              $19,609

Cost of sales.........................       12,995               14,187
                                             ------               ------

Gross profit..........................        5,622                5,422

Operating expenses....................        4,787                4,987
                                              -----                -----

Income before income taxes ...........          835                  435

Income taxes..........................          329                  218
                                                ---                  ---

Net income ...........................         $506                 $217
                                               ====                 ====

Weighted average number of
  shares outstanding:

         Basic........................        5,177                5,476
                                              =====                =====

         Diluted......................        5,177                5,716
                                              =====                =====

Net income per share:

         Basic........................        $0.10                $0.04
                                              =====                =====

         Diluted......................        $0.10                $0.04
                                              =====                =====

                               TOFUTTI BRANDS INC.
                               -------------------
                                 Balance Sheets
                                 --------------
                    (in thousands, except per share figures)

                                                            January 2,          December 27,
                                                               2010                 2008
                                                               ----                 ----
Assets
Current assets:
     Cash and cash equivalents                                $1,413               $  238
     Accounts receivable, net of allowance
        for doubtful accounts and sales promotions
        of $538 and $528, respectively                         1,461                1,574
     Inventories, net                                          1,931                2,334
     Prepaid expenses                                             13                   19
     Refundable income taxes                                     252                  555
     Deferred income taxes                                       299                  324
                                                                 ---                  ---
           Total current assets                                5,369                5,044
                                                               -----                -----

Fixed assets (net of accumulated amortization of
     $33 and $29)                                                 15                   19
Other assets                                                      16                   16
                                                                  --                   --
                                                              $5,400               $5,079
                                                              ======               ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                         $  164               $  398
     Accrued expenses                                            616                  565
     Accrued officers' compensation                              500                  500
                                                                 ---                  ---
           Total current liabilities                           1,280                1,463
                                                               -----                -----

Commitment and Contingencies
Stockholders' equity:
     Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                   --                   --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,176,678 shares at January 2, 2010
         and 5,189,343 shares at December 27, 2008                52                   52
     Additional paid-in capital                                   --                   --
     Retained earnings                                         4,068                3,564
                                                               -----                -----
           Total stockholders' equity                          4,120                3,616
                                                               -----                -----
           Total liabilities and stockholders' equity         $5,400               $5,079
                                                              ======               ======
